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                                                                    Exhibit 21.1


                       CenterState Banks of Florida, Inc.


                                    Form 10-K


                     For Fiscal Year Ended December 31, 2002




                  Subsidiaries of Registrant

                  First National Bank of Osceola County, organized under the laws of the United States

                  First National Bank of Polk County, organized under the laws of the United States

                  Community National Bank of Pasco County, organized under the laws of the United States

                  CenterState Bank of Florida, organized under the laws of the State of Florida